UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2008

Nexstar Broadcasting Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50478	23-3083125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 N. O’Conner Blvd., Suite 1400

Irving, Texas 75039

(Address of Principal Executive Offices, including Zip Code)

(972) 373-8800

(Registrant’s Telephone Number, including Area Code)

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2008, Nexstar Broadcasting, Inc. (the “Issuer”), an indirect subsidiary of Nexstar Broadcasting Group, Inc. (the “Parent”), and the Parent entered into a purchase agreement (the “Purchase Agreement”) with certain initial purchasers (the “Purchasers”) identified therein pursuant to which the Issuer agreed to issue and sell, and the Purchasers agreed to purchase, Senior Subordinated PIK Notes due 2014 (the “Notes”) in aggregate principal amount of $35,623,410 at a purchase price equal to 98.25%. The transaction closed on June 30, 2008 and was subject to customary representations, warranties and closing conditions. Each of the Issuer and the Parent has agreed to indemnify the Purchasers for any breach of any of the representations, warranties, covenants or agreements made by such party. The Issuer used the net proceeds from the sale of Notes to reduce revolver borrowings under its senior bank credit facility. The Notes are guaranteed by the Parent (the “Guarantee”).

In connection with the sale of the Notes, the Issuer agreed to repurchase prior to September 30, 2008, at the option of holders thereof, up to $5,273,242.18 in aggregate principal amount of the 11.375% Senior Discount Notes due 2013 of Nexstar Finance Holdings, Inc., in each case at par plus accrued and unpaid interest thereon to the date of purchase.

The Issuer issued and sold the Notes in a private placement pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Notes nor the Guarantee have been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Purchasers made representations to the Issuer in the Purchase Agreement, including that each of the Purchasers is a “qualified institutional buyer” within the meaning of Rule 144A and an “accredited investor” within the meaning of Rule 501 under the Securities Act.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the full text of the agreement which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated June 27, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

Dated: July 3, 2008

	By:	/s/ Matthew E. Devine
		Name:	Matthew E. Devine
		Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Purchase Agreement, dated June 27, 2008, by and among Nexstar Broadcasting, Inc., Nexstar Broadcasting Group, Inc. and certain initial purchasers named therein.